Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Registration Statements Nos. 333-218480, 333-220265 and 333-259305 on Form S-3 and Registration Statement No. 333-220264, 333-232407, 333-248736 and 333-259309 on Form S-8 of Limbach Holdings, Inc. of our report dated March 5, 2021, relating to the consolidated financial statements of Jake Marshall, LLC and its subsidiaries, appearing in the Current Report on Form 8-K/A.

/s/ Henderson, Hutcherson & McCullough, PLLC
Chattanooga, Tennessee
February 11, 2022